Exhibit 5.1

111 Huntington Ave 8th Floor Boston, MA 02199 Telephone: 617-239-0100 www.lockelord.com

July 24, 2024

Lamar Advertising Company

5321 Corporate Boulevard

Baton Rouge, LA 70808

Ladies and Gentlemen:

We have acted as counsel to Lamar Advertising Company, a Delaware corporation (the “Company”), in connection with the proposed offering and sale by the Company of shares (the “Shares”) of its Class A common stock, $0.001 par value per share (the “Common Stock”), having an aggregate gross sales price of up to $400,000,000, from time to time pursuant to (i) the equity distribution agreement, dated July 24, 2024 (the “Sales Agreement”), by and among the Company and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Truist Securities, Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., as sales agent and/or principal; (ii) the Company’s registration statement on Form S-3 (File No. 333-280976 (including the base prospectus forming a part thereof, the “Registration Statement”)) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on July 24, 2024; and (iii) the prospectus supplement, dated July 24, 2024 (together with the base prospectus forming a part of the Registration Statement, the “Prospectus”), in the form filed with the Commission under the Securities Act. Capitalized terms used but not defined herein shall have the meanings given such terms in the Sales Agreement.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a) the Registration Statement;

(b) the Prospectus Supplement;

(c) the Sales Agreement;

(d) the Amended and Restated Certificate of Incorporation of the Company, as amended to date;

(e) the Amended and Restated Bylaws of the Company, as amended to date;

(f) certain resolutions of the Board of Directors of the Company dated May 16, 2024 relating to, among other matters, (i) the authorization of the sale, issuance and registration of the Shares, (ii) the authorization of the execution and delivery of the Sales Agreement and (iii) the delegation to certain officers of the Company of the power to determine, subject to certain parameters, the number of Shares and offering price of each Share to be sold under the Sales Agreement (the “Resolutions”);

Lamar Advertising Company

(g) certificates of the Company, certain of its affiliates and public officials; and

(h) such other instruments and documents as we have deemed relevant or necessary in connection with our opinion set forth herein.

In our examination, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents; (iv) the authority of all persons signing any document; (v) the enforceability of all the documents and agreements we have reviewed in accordance with their respective terms against the parties thereto; and (vi) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us. We have also assumed that (i) the Shares will be issued and sold pursuant to the Registration Statement in such manner as relates to and is described in the Prospectus Supplement and in accordance with the terms of the Sales Agreement and the Resolutions; and (ii) upon sale and delivery, the certificates for the Shares will conform to the specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the Shares or, if uncertificated, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized, and when the Shares have been issued and delivered in accordance with the Sales Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Sales Agreement and Resolutions, the Shares will have been validly issued and will be fully paid and non-assessable.

The opinion expressed above is limited to the Delaware General Corporation Law, including applicable provisions of the Delaware Constitution and reported judicial decisions interpreting Delaware General Corporation Law, and the federal laws of the United States.

This opinion is rendered on the date hereof, and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K to be filed by the Company with the Commission on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the use of our name in the Prospectus Supplement under the caption “Legal Matters. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Locke Lord LLP

Locke Lord LLP